Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$240,930
Unrealized Gain (Loss) on Market Value of Futures	3,773,070
Dividend Income	41,667
Interest Income	114,995
ETF Transaction Fees	1,400
Total Income (Loss)	$4,172,062

Expenses
General Partner Management Fees	$61,197
Professional Fees	2,973
Brokerage Commissions	8,216
Non-interested Directors' Fees and Expenses	889
Prepaid Insurance Expense	536
Total Expenses	73,811
Expense Waiver	(375)
Net Expenses	$73,436
Net Income (Loss)	$4,098,626

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$102,961,668
Additions (100,000 Shares)	2,011,789
Withdrawals (450,000 Shares)	(9,280,667)
Net Income (Loss)	4,098,626

Net Asset Value End of Month	$99,791,416
Net Asset Value Per Share (4,600,000 Shares)	$21.69

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612